UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Western Sizzlin Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 30, 2006

Dear Fellow Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Western Sizzlin Corporation (the “Company”) to be held at The Hotel Roanoke & Conference Center, 110 Shenandoah Avenue, Roanoke, Virginia 24016 on Wednesday, June 20, 2006 at 10:00 a.m. local time. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be transacted at the meeting.

At the Annual Meeting you will be asked to consider and act upon:

(1)           the election of five (5) directors for a one-year term until the 2007 Annual Meeting of Stockholders; and

(2)           the approval of the grant to our Board of Directors of discretionary authority to amend our Restated Certificate of Incorporation to effect a reverse stock split at one of two ratios; and

(3)           the transaction of such other business as may properly come before the Annual Meeting.

Our Board of Directors recommends that you vote “for” all of the nominees for Director and “for” the reverse stock split proposal.

Also during the meeting, management will report to you on the activities and progress of the Company during the past year. Management will also discuss plans for the remainder of the current year. We welcome this opportunity to talk to you about our Company and we look forward to your comments and questions.

The Board of Directors appreciates and encourages stockholder participation in the Company’s affairs and we hope you can attend in person. Whether or not you plan to attend the meeting, it is important that your shares be represented. Information concerning the maters to be considered and voted upon at the Annual Meeting is contained in the attached Notice of Annual meeting and Proxy Statement. Therefore, please sign, date, and mail the enclosed proxy at your earliest convenience.

Sincerely,

Sardar Biglari
Chairman of the Board

Notice of Annual Meeting of Stockholders

May 30, 2006

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders of WesterN SizzliN Corporation, a Delaware corporation (the “Company”), will be held on Tuesday, June 20, 2006, at 10:00 a.m. local time, The Hotel Roanoke & Conference Center, 110 Shenandoah Avenue, Roanoke, Virginia 24016, for the following purposes as more fully described in the Proxy Statement accompanying this Notice:

1.             To elect five Directors to the Board of Directors to serve for the upcoming annual term and until their successors are duly elected.

2.             To approve discretionary authority for the Board of Directors to amend the Company’s Restated Certificate of Incorporation to effect a reverse stock split at one of two ratios.

3.             To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only stockholders of record at the close of business on May 1, 2006, are entitled to receive notice of and vote at the meeting. The five Directors will be elected by a plurality of the votes cast by holders of the Company’s common stock present in person or by proxy and entitled to vote at the Annual Meeting. The proposal to grant the Board of Directors discretionary authority to amend the Restated Certificate of Incorporation to effect a reverse stock split at one of two ratios requires the affirmative vote of a majority of the outstanding shares of the Company’s common stock.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible. Stockholders attending the meeting may revoke this proxy and vote in person.

Sincerely,

Sardar Biglari
Chairman of the Board

Roanoke, Virginia

WESTERN SIZZLIN CORPORATION

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of WesterN SizzliN Corporation, a Delaware corporation, for use at its 2006 Annual Meeting of Stockholders to be held on June 20, 2006, at 10:00 a.m. local time, or at any adjournments or postponements thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at The Hotel Roanoke & Conference Center, 110 Shenandoah Avenue, Roanoke, Virginia 24016. The Company’s principal executive offices are located at 1338 Plantation Road, Roanoke, Virginia 24012. The Company’s telephone number is (540) 345-3195.

These proxy solicitation materials were mailed on or about May 30, 2006, to all stockholders entitled to vote at the meeting.

Record Date; Outstanding Shares

Stockholders at the close of business on the Record Date of May 1, 2006, are entitled to receive a notice of and vote at the meeting. On the Record Date, 11,888,571 shares of the Company’s Common Stock, $0.01 par value, were issued and outstanding. For information regarding holders of more than 5% of the outstanding Common Stock, see “Election of Directors—Security Ownership of Certain Beneficial Owners and Management.”

Revocability of Proxies

Proxies given pursuant to this solicitation may be revoked at any time before they have been used. Revocation will occur by delivering a written notice of revocation to the Company or by duly executing a proxy bearing a later date. Revocation will also occur if the individual attends the meeting and votes in person.

Voting and Solicitation

Every stockholder of record on the record date is entitled, for each share held, to one vote on each proposal or item that comes before the meeting. In the election of directors, each stockholder will be entitled to vote for five nominees and the five nominees with the greatest number of votes will be elected.

The cost of this solicitation will be borne by the Company. The Company may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation material to beneficial owners. Proxies may be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally, by telephone or by telegram.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the record date. Shares that are voted “FOR,” “AGAINST,” or “WITHHELD FROM” a matter are treated as being present at the meeting for purposes of establishing a quorum and also treated as shares “represented and voting” or “votes cast” at the Annual Meeting with respect to such matter.

Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will not be counted for purposes of determining the number of votes cast with respect to the election of directors. Proxies which are properly signed and returned will be voted at the meeting along with the shares of Common Stock represented in person and voting. Stockholders may specify their preference by marking the appropriate boxes on the proxy and the proxy will then be voted in accordance with such specifications. In the absence of such specifications, the proxy will be voted “FOR” the five nominees for the Board of Directors, and “FOR” the reverse stock split proposal.

Deadline for Receipt of Stockholder Proposals

Stockholder proposals which are intended to be presented at the Company’s 2007 Annual Meeting must be received by the Company not later than January 1, 2007, in order that they may be included in the proxy statement and form of proxy for that meeting, which is expected to be held on or about June 20, 2007. Proposals must be in compliance with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

ELECTION OF DIRECTORS

General

Five directors are to be elected at the Annual Meeting, and all nominees are presently serving as directors. Unless otherwise instructed, the proxy holders will vote all of the proxies received by them for the Company’s five nominees named below. In the event that any of the nominees shall be unavailable to serve, the proxy holders will vote in their discretion for a substitute nominee. It is not expected that any nominee will be unavailable. The term of office of each person elected as a director is a one-year term, until the 2007 Annual Meeting.

Nominees for Election at the Annual Meeting

The names of the five nominees and certain information about them are set forth below:

Name of Nominee	Age	Position	Since
Sardar Biglari	28	Chairman of the Board and Director	2005
Philip L. Cooley	62	Vice Chairman of the Board and Director	2005
Titus W. Greene	68	Director	2002
Thomas M. Hontzas	62	Director	2002
Jonathan Dash	27	Director	2006

Sardar Biglari has been a director since December 1, 2005. Mr. Biglari is the Chairman and Chief Executive Officer of Biglari Capital Corp., the general partner to The Lion Fund, L.P., a private investment fund. He also serves on the Board of Directors of Consumer Credit Counseling Service of Greater San Antonio and the CFA Society of San Antonio.

Philip L. Cooley Ph.D. has been a director since December 1, 2005. Dr. Cooley is the Prassel Distinguished Professor of Business at Trinity University in San Antonio, Texas. He serves on the boards of the following organizations: The Lion Fund, L.P., Credit Research Center of Georgetown University, Consumer Credit Counseling Service of Greater San Antonio, Financial Management Association International, and Eastern Finance Association.

Titus W. Greene has been a director since September 27, 2002, and previously served as Chairman of the Board and a director from 1993 to 1996. Mr. Greene was a WesterN SizzliN franchisee from 1973 to 1996.

Thomas M. Hontzas has been a director since September 27, 2002, and previously served as a Director from May 14, 1997, to June 2001. Mr. Hontzas retired in May 1998 as Executive Vice President of Deposit Guaranty Corporation in Jackson, Mississippi, a holding company with banking offices in three states. He had been with Deposit Guaranty Corporation since 1968. He was elected Chairman of the Board of The Peoples Bank of Mendenhall. Mr. Hontzas has been a WesterN SizzliN franchisee since December 20, 1979.

Jonathan Dash has been a director since March 30, 2006. Mr. Dash is the Chairman and Chief Executive Officer of Dash Acquisitions, LLC, whose principal business is investment management.

Required Vote and Board Recommendation

The five nominees for director receiving the highest number of affirmative votes form the shares voted at the annual meeting will be elected as directors. Votes withheld from any nominee are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law. Stockholders do not have the right to cumulative votes in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

REVERSE STOCK SPLIT PROPOSAL

The Company is asking stockholders to approve a proposal to grant the Board discretionary authority to effect a reverse stock split pursuant to one of two alternative ratios.

A reverse stock split would reduce the number of outstanding shares of the Company’s Common Stock, and the holdings of each stockholder, according to the same formula. The proposal calls for either a 1-for-5 or 1-for-10 reverse stock split ratio. If the proposal is approved, the Board may in its discretion implement a reverse stock split using one of the two ratios included in the proposal at any time prior to June 20, 2007. The Board will also have the sole discretion not to effect any reverse stock split.

If the proposal is approved, the Board will have the discretion to effect a reverse stock split at any time prior to June 20, 2007, using one of the approved ratios, or to choose not to effect a reverse stock split at all, based on its determination of which action is in the best interests of the Company and its stockholders. The Board reserves its right to elect not to proceed, and abandon, the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the stockholders.

The Company currently has 20,000,000 authorized shares of Common Stock. As of May 1, 2006, the Record Date for the Annual Meeting, 11,888,571 shares of Common Stock were outstanding. “Authorized” shares represent the number of shares of Common Stock that the Company is permitted to issue under the Company’s Restated Certificate of Incorporation, as amended. The Company has not repurchased any shares of Common Stock that we have repurchased, which are referred to as “treasury shares,” the number of shares of Common Stock “outstanding” represents the number of shares of Common Stock that we have actually issued from the pool of authorized shares of Common Stock. The reverse stock split, if implemented, would have the principal effect of reducing both the outstanding number of shares of Common Stock and the authorized number of shares of Common Stock by the ratio selected by the Board and, except for the effect of fractional shares, each stockholder’s proportionate ownership interest in the Company would be the same immediately before and after the reverse stock split.

Purposes of the Reverse Stock Split

The purpose of implementing a reverse stock split would be to attempt to increase the per-share trading value of the Common Stock. The Board intends to effect the proposed reverse stock split only if the implementation of a reverse stock split is determined by the Board to be in the best interest of the Company and its stockholders. If the trading price of the Common Stock increases without a reverse stock split, the Board may exercise its discretion not to implement a reverse split.

Lower priced stocks tend to have higher brokerage commissions as a percentage of the total transaction. A higher stock price after a reverse stock split should reduce this cost.

The Common Stock is currently traded on the OTC Bulletin Board under the symbol “WSZZ”. The OTC Bulletin Board has no minimum stock price requirement for continued registration. Accordingly, approval of this proposal would not effect the Company’s ability to continue trading on the OTC Bulletin Board.

The Board believes that stockholder approval of the two potential exchange ratios (rather than a single exchange ratio) provides the Board with the flexibility to achieve the desired results of a reverse stock split. If the stockholders approve this proposal, the Board would effect a reverse stock split only upon the Board’s determination that a reverse stock split would be in the best interests of the stockholders at that time. To effect a reverse stock split, the Board would set the timing for such a split and select the specific ratio from the two ratios described in this Proxy Statement. No further action on the part of stockholders will be required to either implement or abandon the reverse stock split. If the proposal is approved by stockholders, and the Board determines to implement either of the reverse stock split ratios, the Company would communicate to the public, prior to the effective date of the reverse split, additional details regarding the reverse split, including the specific ratio selected by the Board.

You should keep in mind that the implementation of a reverse stock split does not have an effect on the actual or intrinsic value of the Company’s business or your proportional ownership in the Company. You should also consider that in many cases, the market price of a company’s shares declines after a reverse stock split.

Certain Risks Associated with the Reverse Stock Split

There can be no assurance that the total market capitalization of the Common Stock (the aggregate value of all of the Company’s Common Stock at the then market price) after the implementation of a reverse stock split will be equal to or greater than the total market capitalization before a reverse stock split or that the per-share market price of the Common Stock following a reverse stock split will increase in proportion to the reduction in the number of shares of the Common Stock outstanding before the reverse stock split.

There can be no assurance that the market price per new share of the Common Stock after a reverse stock split will remain unchanged or increase in proportion to the reduction in the number of old shares of the Common Stock outstanding before a reverse stock split. For example, based on the closing price of the Common Stock on May 15, 2006, of $.97 per share, if the Board were to implement the reverse stock split and utilize a ratio of 1-for-10, the Company cannot assure you that the post-split market price of the Common Stock would be $9.70 (that is, $.97 x 10) per share or greater. In many cases, the market price of a company’s shares declines after a reverse stock split.

Accordingly, the total market capitalization of the Common Stock after a reverse stock split when and if implemented may be lower than the total market capitalization before the reverse stock split. Moreover, in the future, the market price of the Common Stock following a reverse stock split may not exceed or remain higher than the market price prior to the reverse stock split.

A decline in the market price of the Common Stock after a reverse stock split is implemented may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of the Common Stock could be adversely affected following such a reverse stock split.

If a reverse stock split is effected and the market price of the Common Stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of the Common Stock will, however, also be based on our performance and other factors, which are unrelated to the number of shares of Common Stock outstanding. Furthermore, the liquidity of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Principal Effects of the Reverse Stock Split

If approved and implemented, the principal effects of a reverse stock split would include the following:

•               Depending upon the ratio for the reverse stock split selected by the Board, each 5 or 10 shares of the Common Stock that you own will be combined into one new share of Common Stock;

•               The number of shares of Common Stock issued and outstanding will be reduced proportionately, based upon the ratio selected by the Board;

•               The total number of shares of Common Stock the Company is authorized to issue will be reduced proportionately, based upon the ratio selected by the Board;

•               Appropriate adjustments will be made to stock options convertible into shares of the Common Stock granted under the Company’s plans to maintain the economic value of the awards, based upon the ratio selected by the Board; and

•               The number of shares reserved for issuance under the Company’s stock option plans will be reduced proportionately based upon the ratio selected by the Board (and any other appropriate adjustments or modifications will be made under the plans).

The Common Stock resulting from a reverse stock split will remain fully paid and non-assessable. A reverse stock split will not affect the public registration of the Common Stock under the Securities Exchange Act of 1934.

A reverse stock split would not, by itself, affect the Company’s assets or business prospects. Also, if approved and implemented, a reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock. Odd-lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. The Board believes, however, that these potential effects are outweighed by the benefits of a reverse stock split.

Fractional Shares

No fractional certificates will be issued in connection with a reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of Common Stock not evenly divisible by 5 or 10, the reverse stock split ratios, will be entitled, upon surrender of any certificate(s) representing such shares, to a cash payment in lieu thereof. The Company would arrange for a third party to aggregate the fractional shares of registered stockholders, sell them in the open market and deliver the proceeds to those stockholders. The Company will pay any brokerage commissions in connection with that sale.

Stockholders who otherwise would be entitled to receive fractional shares will only be entitled to a cash payment in lieu of such shares and will no longer have any rights as a stockholder with respect to the shares of Common Stock that would have been exchanged for such fractional shares.

Authorized Shares

A reverse stock split would affect all issued and outstanding shares of Common Stock and outstanding rights to acquire Common Stock. Upon the effectiveness of a reverse stock split, the total number of shares of Common Stock that the Company is authorized to issue would be reduced proportionately based upon the ratio selected by the Board. As of the Record Date for the Annual Meeting, the Company had 20,000,000 shares of authorized Common Stock and 11,888,571 shares of Common Stock issued and outstanding.

Accounting Matters

The par value of the Common Stock will remain at $0.01 per share after a reverse stock split. As a result, as of the effective time, the stated capital on the Company’s balance sheet attributable to the Common Stock would be reduced proportionately based on the reverse stock split ratio selected by the Board, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. In future financial statements, the Company would restate net income or loss and other per-share amounts for periods ending before a reverse stock split to give retroactive effect to the reverse stock split.

Procedure for Effecting a Reverse Stock Split and Exchange of Stock Certificates

If stockholders approve the proposal and the Board decides to implement a reverse stock split, the Company will file with the Secretary of State of the State of Delaware a certificate of amendment to the Restated Certificate of Incorporation (as previously amended). A reverse stock split will become effective at the time and on the date of filing of, or at such later time as is specified in, the certificate of amendment, which will be referred to as the “effective time” and “effective date,” respectively. Beginning at the effective time, each certificate representing shares of Common Stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the reverse stock split. The text of the certificate of amendment would be in substantially the form attached hereto as Attachment 1, except that the text of the form may be altered for any changes required by the Secretary of State of the State of Delaware and changes deemed necessary or advisable by the Board, including the insertion of the effective time, effective date, and number of authorized shares and the reverse stock split ratio selected by the Board.

Upon a reverse stock split, the Company intends to treat stockholders holding the Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect a reverse stock split for their beneficial holders holding the Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing a reverse stock split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Following any reverse stock split, stockholders holding physical certificates would need to exchange those certificates for new certificates and a cash payment in lieu of any fractional shares, and the Company expects that the Common Stock would receive a new CUSIP number.

If a reverse stock split is implemented, First National Bank of Omaha, our transfer agent, will advise registered stockholders of the procedures to be followed to exchange certificates in a letter of transmittal to be sent to stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered the stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the bank. Any old shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for new shares. Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so.

No Appraisal Rights

Stockholders do not have appraisal rights under Delaware General Corporation Law or under the Restated Certificate of Incorporation (as amended) in connection with a reverse stock split.

Reservation of Right to Abandon Reverse Stock Split

The Company reserves the right to abandon a reverse stock split without further action by the stockholders at any time before the effectiveness of the filing with the Secretary of State of the State of Delaware of the certificate of amendment to our Restated Certificate of Incorporation, even if the authority to effect a reverse stock split has been approved by the stockholders at the Annual Meeting. By voting in favor of a reverse stock split, you are expressly also authorizing the Board to determine not to proceed with, and abandon, a reverse stock split if it should so decide.

Certain Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences of a reverse stock split. This discussion is based on the Internal Revenue Code, the Treasury Regulations promulgated thereunder, published statements by the Internal Revenue Service and other applicable authorities on the date of this Proxy Statement, all of which are subject to change, possibly with retroactive effect. This discussion does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. Further, it does not address any state, local or foreign income or other tax consequences. This summary also assumes that the shares of Common Stock held immediately prior to the effective time of the reverse stock split (the “old shares”) were, and the new shares received will be, held as a “capital asset,” as defined in the Internal Revenue Code (generally, property held for investment).

Subject to the discussion below concerning the treatment of the receipt of cash payments instead of fractional shares, the Company believes that the material U.S. federal income tax consequences of a reverse stock split would be as follows:

•               The Company will not recognize any gain or loss as a result of the reverse stock split.

•               You will not recognize any gain or loss as a result of the reverse stock split, except with respect to cash received instead of fractional shares.

•               The aggregate adjusted basis of the shares of each class of the Common Stock you hold following the reverse stock split will be equal to your aggregate adjusted basis immediately prior to the reverse stock split, reduced by any tax basis attributable to a fractional share.

•               Your holding period for the Common Stock you continue to hold after the reverse stock split will include your holding period for the Common Stock you held immediately prior to the reverse stock split.

In general, if you receive cash instead of a fractional share of the Common Stock, you will recognize capital gain or loss based on the difference between the amount of cash received and your adjusted basis in the fractional share. The capital gain or loss will constitute long-term capital gain or loss if your holding period for the Common Stock is greater than one year as of the date of the reverse stock split. The deductibility of capital losses is subject to limitations.

The Company’s beliefs regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, the Company urges you to consult with your own tax advisor with respect to all of the potential tax consequences to you of the reverse stock split.

Vote Required

The affirmative vote of a majority of the outstanding shares of the Common Stock is required for approval of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL.

GENERAL INFORMATION ON THE BOARD OF DIRECTORS

Board Meetings and Attendance

The Board of Directors met three times during calendar year 2005, and held three telephonic meetings. The Audit and Finance Committee held seven meetings, the Compensation Committee held two meetings, and the Nominating and Governance Committee held two meetings. All directors were present for at least 75% of the Board and committee meetings.

Board Attendance at Annual Meeting of Stockholders

The Company has no formal policy for director attendance at the Annual Meeting, but all directors are encouraged to attend. Nine out of ten directors attended the 2005 Annual Meeting.

Compensation of Directors

Directors are paid a $1,000 quarterly retainer plus $1,500 and reimbursement for out-of-pocket expenses incurred for attending each Board meeting in person. Additionally, the directors receive $500 for each telephonic Board meeting. The directors also receive stock options under the Company’s two stock option plans. In 2005, each director received two grants of 10,000 stock options.

Director Independence

The Company’s Common Stock is not listed on a stock exchange, but is quoted on the OTC Bulletin Board. In accordance with applicable SEC rules, the Board of Directors has determined that all directors are “independent” as measured by the Corporate Governance Rules applicable to companies listed on the Nasdaq Capital Market.

Communications with the Board

Stockholders desiring to communicate with the Board should send written correspondence to the Company’s Secretary at the headquarters address listed in this Proxy Statement.

Board Committees

Audit and Finance Committee

The Audit and Finance Committee is comprised of Dr. Cooley (Chair) and Mr. Hontzas. The Board has determined that Dr. Cooley is an “audit committee financial expert” as defined by Item 401 of SEC Regulation S-K. At this time the composition of the Audit and Finance Committee does not meet the Nasdaq’s requirements in that the Committee is comprised of two directors instead of the three required by Nasdaq. The Board has determined that both Dr. Cooley and Mr. Hontzas meet the special independence requirements applicable to audit committee members under Nasdaq’s rules.

The Audit and Finance Committee oversees the Company’s accounting and financial reporting processes and the audits of its financial statements. The Committee also monitors the independence, performance and qualifications of our independent auditors. The Audit and Finance Committee recently amended and restated its charter, a copy of which is included as Attachment 2 to this Proxy Statement. The report of the Audit and Finance Committee is included in this Proxy Statement under the heading “REPORT OF THE AUDIT AND FINANCE COMMITTEE.”

Compensation Committee

The Compensation Committee is currently comprised of Mr. Hontzas (Chair), Mr. Biglari and Dr. Cooley. The Compensation Committee considers the hiring and election of corporate officers, salary and incentive compensation policies for officers, and the granting of stock options to employees. The report of the Compensation Committee is included in this Proxy Statement under heading “EXECUTIVE COMPENSATION.”

Nominating and Governance Committee

The Nominating and Governance Committee is comprised of Mr. Greene (Chair) and Mr. Dash, both of whom are “independent” as measured by the Nasdaq rules applicable to this committee. The Nominating and Governance Committee assists the Board in identifying individuals qualified to become Directors by recommending nominees for election at the Annual Meeting of Stockholders or for appointment to fill vacancies on the Board, and by developing and recommending corporate governance guidelines. The Board adopted a Charter for the Nominating and Governance committee, a copy of which was appended to the 2004 Proxy Statement.

Nominees are chosen for their ability to represent all of the stockholders, and for their character, judgment, fairness and overall ability. As a group, they are expected to set the appropriate policy for the Company, and to bring to the Board of Directors broad experience in business matters and an insight and awareness of the appropriate and ever changing role that corporations should have in society. Because the advice of those facing similar problems is of particular value, executive officers of other corporations are desirable nominees.

The following personal criteria will be considered in selecting candidates for the Board of Directors:

•      Independence

•      Wisdom

•      Integrity

•      Understanding and general acceptance of our corporate philosophy

•      Valid business or professional knowledge and experience that can bear on our strategies and deliberations

•      Proven record of accomplishment

•      Willingness to speak one’s mind

•      Ability to challenge and stimulate management

•      Future orientation

•      Willingness to commit time and energy

The Nominating Committee will also consider nominations from stockholders, which are made in writing to the Secretary of the Company and comply with Bylaw requirements. The recommendation must contain sufficient background information concerning the nominee to enable a proper judgment to be made as to his or her qualifications. Recommendations must also include a written statement from the candidate expressing a willingness to serve.

REPORT OF THE AUDIT AND FINANCE COMMITTEE

The Audit and Finance Committee recommends in advance the firm of independent public accountants to be retained by the Company to provide audit and audit related services. In addition, the Chair of the Audit and Finance Committee pre-approves any engagement of accountants to provide non-audit services and all such engagements are reviewed and ratified by the Committee at its next meeting.

In fulfilling its oversight responsibilities, the Audit and Finance Committee reviewed and discussed with management the audited consolidated financial statements of the Company to be set forth in the Company’s 2005 Annual Report to Stockholders and the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. The Audit and Finance Committee also discussed with Grant Thornton LLP, independent accountants for the Company who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States of America, the matters required to be discussed by the Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended. The Statement on Auditing Standards No. 61 includes, among other items, matters relating to the conduct of an audit of the Company’s consolidated financial statements under generally accepted auditing standards.

The Audit and Finance Committee has received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committee”, has considered the compatibility of nonaudit services with the auditors’ independence, and has discussed with Grant Thornton LLP their independence from the Company.

In reliance on the review and discussions referred to above, the Audit and Finance Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for 2005 for filing with the Securities and Exchange Commission.

The foregoing report is submitted by the Audit and Finance Committee in accordance with the requirements of the Securities Exchange Act of 1934 (as amended) and the rules and regulations hereunder.

Audit Committee

Philip L. Cooley (Chair)

Thomas M. Hontzas

INDEPENDENT PUBLIC ACCOUNTANTS

Grant Thornton LLP served as the independent public accountants for the Company for the fiscal years ended December 31, 2004, and 2005. The Audit and Finance Committee has recommended that Grant Thornton LLP continue as the Company’s independent public accountants for 2006. Representatives of Grant Thornton LLP are expected to be present at the 2006 Annual Meeting and will be given an opportunity to make any statements they desire and will also be available to respond to questions.

Summary of Accountants’ Fees

Audit Fees. Grant Thornton LLP’s aggregate fees billed for the 2005 annual audits of the Company’s consolidated financial statements and quarterly reviews of the consolidated financial statements were $107,750 and $85,000 in 2005 and 2004, respectively.

Audit-Related Fees. Grant Thornton LLP did not bill the Company during 2005 for assurance and related services in connection with the performance of its audit or reviews of the Company’s consolidated financial statements not reported under the caption “Audit Fees”. KPMG LLP billed the Company $6,000 in 2005 for such audit-related fees.

Tax Fees. Grant Thornton LLP did not provide the Company with tax services in either 2005 or 2004.

All Other Fees. Grant Thornton LLP did not bill the Company for other fees in either 2005 or 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company’s Common Stock as of the Record Date (a) by each current executive officer of the Company named in the Summary Compensation Table (see “Executive Compensation”), (b) by each current director, (c) by all directors and executive officers as a group, and (d) by all persons known to the Company to be the beneficial owners of more than 5% of the Company’s Common Stock. Unless otherwise indicated, the address for these individuals is 1338 Plantation Road, Roanoke, Virginia 24012.

NAME AND ADDRESS OF PERSON	NO. OF SHARES		PERCENT OF CLASS

James C. Verney	250,000	(1)	2.1%
President and Chief Executive Officer

Robyn B. Mabe	35,000	(2)	(3)
Vice President, Chief Financial Officer,
and Secretary/Treasurer

Sardar Biglari	2,016,778	(4)	17.0%
Director
9311 San Pedro Avenue
Suite 1440
San Antonio, TX 78216

Titus W. Greene	1,001,500	(5)	8.4%
Director
2109 Windermere Lane
Shelby, NC 28150

Jonathan Dash	615,503	(6)	5.1%
Director
183 Rodeo Drive
Beverly Hills, CA 90212

Thomas M. Hontzas	150,152	(7)	1.1%
Director
3853 Sleepy Hollow
Jackson, MS 39211

Philip L. Cooley	10,000	(8)	(3)
Director
Trinity University
One Trinity Place
San Antonio, TX 78212-7200

Hummingbird Management, LLC	2,193,342	(9)	18.4%
Stockholder
153 East 53rd St.
55th Floor
New York, NY 10022

Shawn Sedaghat	1,699,214	(10)	14.3%
Stockholder
9701 Wilshire Blvd., #1110
Beverly Hills, CA 90201

Group composed of Messers.	5,332,995	(11)	44.9%
Biglari, Greene, Dash, and Sedaghat

All directors and officers as a group beneficially own shares or 33.7% of the outstanding Common Stock as of the Record Date of May 1, 2006.

(1)   This number of beneficially owned shares includes 225,000 shares purchasable pursuant to currently exercisable stock options.

(2)   This number of beneficially owned shares includes 25,000 shares purchasable pursuant to currently exercisable stock options.

(3)   Represents less than 1% of the outstanding Common Stock of the Company.

(4)   This number of beneficially owned shares includes 10,000 shares purchasable pursuant to currently exercisable stock options. The number of beneficially owned shares also includes 2,006,778 shares owned by The Lion Fund, L.P. in which Sardar Biglari has sole voting and dispositive power.

(5)   This number of beneficially owned shares includes 381,000 shares owned by Titus Greene & Co. Ltd. Partnership in which Titus Greene has sole voting and dispositive power, and 25,000 shares purchasable pursuant to currently exercisable stock options.

(6)   This number of beneficially owned shares includes 10,000 shares purchasable pursuant to currently exercisable stock options. The number of beneficially owned shares also includes 605,503 shares owned by clients of Mr. Dash’s investment advisory business, Dash Acquisitions, LLC, and over which Mr. Dash exercises sole voting and dispositive power.

(7)   This number of beneficially owned shares includes 25,000 shares purchasable pursuant to currently exercisable stock options.

(8)   This number of beneficially owned shares reflects 10,000 shares purchasable pursuant to currently exercisable stock options.

(9)   Information obtained from Schedule 13 D/A filed with the SEC on April 27, 2006.

(10) Information obtained from Schedule 13 D/A filed with the SEC on April 28, 2006.

(11) A copy of this group’s voting agreement is on file as an exhibit to the Form 13D filed by them with the SEC. This number of shares includes currently exercisable stock options reported above for Messers. Biglari, Greene and Dash.

EXECUTIVE COMPENSATION

The following is a list of the names and ages of the current officers of the Company, their business history for the last five years and their term of office with the Company.

NAME	AGE	POSITION AND PRINCIPAL OCCUPATION SINCE 1999	OFFICER SINCE

James C. Verney	53	President and Chief Executive Officer since July 1, 2003. Prior to employment with the Company, Mr. Verney was President and Chief Executive Officer with Claremont Restaurant Group in Mooresville, NC from 1999 to 2002.	2003

NAME	AGE	POSITION AND PRINCIPAL OCCUPATION SINCE 1999	OFFICER SINCE

Robyn B. Mabe	44	Vice President and Chief Financial Officer; Secretary/Treasurer. WesterN SizzliN’s Director of Accounting and Corporate Controller from January 1, 1994 through December 31, 2003; Secretary/Treasurer since January 1, 1999; WesterN SizzliN’s Vice President and Chief Financial Officer since February 1, 2001.	1999

Mr. Verney is employed pursuant to the terms of a written Employment Agreement dated July 1, 2003, as subsequently amended by a written Binding Memorandum of Understanding dated January 4, 2005. The Agreement (as amended) provides Mr. Verney compensation in the form of a base salary, cash bonus and stock options. The salary amount is adjusted annually by the Compensation Committee. The bonus is tied to the Company and Mr. Verney meeting certain performance targets established annually by the Compensation Committee. In 2005, options to purchase 50,000 shares of the Company’s Common Stock granted under the Agreement vested, and an additional 100,000 options were granted. The Agreement provides other benefits of the type available to other Company employees such as health insurance and retirement plan participation. The Agreement contains standard change in control, cause and no-cause termination, and Company property protection provisions. It also contains a one-year non-competition agreement and non-solicitation of employees clause. The Agreement provides severance payments under certain criteria. The initial term of the Agreement was 18 months, and it renews for successive one-year terms absent written notice of non-renewal from either party at least 30 days prior to the beginning of a renewal term.

Mrs. Mabe is employed under a written agreement dated September 7, 2004, that provides certain payments to her in the event her employment is terminated following a change in control of the Company.

Both Mr. Verney and Mrs. Mabe are eligible to receive grants of stock options under the Company’s 2005 Stock Option Plan.

Compensation Committee Report on Executive Compensation for the Fiscal Year Ended December 31, 2005

The Compensation Committee is responsible for reviewing and recommending to the Board annually the compensation to be paid to the President and Chief Executive Officer of the Company. The committee also oversees the compensation of all other executive officers including salary and bonus payments determined by the Chief Executive Officer.

Decisions with respect to executive compensation are made by the Compensation Committee on an individual basis, based upon a number of factors, including the provisions of any existing employment contract with an executive officer, evaluation of the executive officer’s performance, the level of responsibility associated with the executive officer’s office, recruitment requirements and the performance of the Company. Compensation of the executive officers of the Company has historically been structured to motivate, reward and retain the executive officers consistent with the needs of the Company from time to time. The major elements of the executive officers’ compensation are base salary, short-term incentive in the form of a bonus, and a long-term incentive in the form of options to purchase Common Stock, with an emphasis on annual bonuses and options.

In 2005, the Compensation Committee reviewed and established the base salary of the Chief Executive Officer based on independent competitive data, his leadership in establishing performance standards in the conduct of the Company’s business, and its expectations as to his future contributions in directing the long-term success of the Company and its business. The terms of Mr. Verney’s 2005 compensation (summarized in the table below) were pursuant to the Employment Agreement and Binding Memorandum of Understanding, discussed previously. The performance targets established in those agreements were not fully met in 2005, thus no bonus was paid under those agreements. The bonus paid to Mr. Verney in 2005 was a discretionary bonus awarded by the Committee based upon Mr. Verney’s contributions to the Company in 2005.

The foregoing report is submitted by the Compensation Committee of the Board of Directors of the Company in accordance with requirements of the Securities Exchange Act of 1934 (as amended) and the rules and regulations thereunder, and is not intended to create any contractually binding employment rights for the benefit of any employee of the Company.

Thomas M. Hontzas (Chair)

Sardar Biglari

Philip L. Cooley

Compensation Committee Interlocks and Insider Participation

Mr. Pat Vezertzis, a director in 2005 and Chair of the Compensation Committee, was also a Company franchisee. The terms of his franchise were the same terms and conditions as those of non-affiliated persons. In 2005, Mr. Vezertzis paid royalties to the Company of approximately $170,000 in connection with this franchisee relationship. Mr. Vezertzis is no longer a director.

Summary Compensation Table

The following table sets forth compensation paid to certain executive officers during the last three fiscal years.

							LONG-TERM
		ANNUAL COMPENSATION					COMPENSATION AWARDS
NAME AND PRINCIPAL POSITION	YEAR	ANNUAL SALARY		ANNUAL BONUS	OTHER ANNUAL COMPENSATION		SECURITIES/UNDERLYING OPTIONS
James C. Verney	2005	$250,000		$25,000	$12,000	(2)	150,000
President and Chief Executive	2004	$210,000		$35,000	$33,000	(2)	—
Officer	2003	$104,192	(1)	$0	$16,500	(2)	75,000

Robyn B. Mabe	2005	$116,000		$16,240	$0		25,000
Vice President and	2004	$110,000		$22,000	$0		—
Chief Financial Officer, Secretary/Treasurer	2003	$90,000		$30,000	$0		—

(1)     Mr. Verney was hired July 1, 2003, at a base salary of $210,000.

(2)   Other annual compensation for Mr. Verney included annual housing allowance of $21,000 in 2004 and 2003 and annual car allowance of $12,000 for 2005, 2004 and 2003. The amounts were pro-rated based on hire date for 2003.

Stock Options

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term		Alternative to (f) and (g): Grant Date Value
Name	Number of Securities Underlying Option/SARs Granted	Percent of Total Options/SARs Granted To Employees In Fiscal Year	Exercise of Base Price ($/sh)	Expiration Date	5% ($)	10% ($)	Grant Date Present Value ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
James C. Verney	50,000	18%	$.88	12/31/15			.56	(1)
	100,000	35%	$.92	12/31/15			.60	(2)
Robyn B. Mabe	25,000	9%	$.92	08/24/10			.61	(3)

(1)          Valued utilizing Black-Scholes Model based upon a grant date of January 1, 2005, and assuming volatility of 74.04%, risk-free rate of return of 4.23%, dividend yield of 0% and time of exercise of 10 years.

(2)   Valued utilizing Black-Scholes Model based upon a grant date of September 13, 2005, and assuming volatility of 43.98%, risk-free rate of return of 4.14%, dividend yield of 0% and time of exercise of 10 years.

(3)   Valued utilizing Black-Scholes Model based upon a grant date of August 24, 2005, and assuming volatility of 52.17%, risk-free rate of return of 4.06%, dividend yield of 0% and time of exercise of 5 years.

STOCK PERFORMANCE GRAPH

The following chart shows the changes in value over the five years ending December 31, 2005, of an assumed investment of $100 of (i) the Company’s Common Stock; (ii) stocks that comprise the Russell 2000 Index; and (iii) the Common Stocks of a peer group of companies comprised of Pizza Inn, Inc., Roadhouse Grill and Star Buffet, Inc. The value for the assumed investments depicted on the graph and in the table has been calculated assuming that cash dividends are reinvested.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG WESTERN SIZZUN CORPORATION, THE RUSSELL 2000 INDEX
AND A PEER GROUP

* $100 invested on 12/31/00 in stock or index-including reinvestment of dividends.
Fiscal year ending December 31.

WesterN SizzliN - NASB

	Cumulative Total Return
	12/00	12/01	12/02	12/03	12/04	12/05
Western Sizzlin Corporation	100.00	105.23	175.05	143.87	185.28	304.73
Russell 2000	100.00	102.49	81.49	120.00	142.00	148.46
Peer Group	100.00	71.44	91.82	120.47	133.76	164.82

COMPLIANCE WITH SECTION 16(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and Directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission. Such Officers, Directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, the Company believes that, during the fiscal year ended December 31, 2005, one officer did not file a timely Form 4. Specifically, Mrs. Mabe was unable to file a timely Form 4 to report a stock option grant but filed a timely Form 5 reporting this transaction.

RELATED PARTY TRANSACTIONS

Mr. Pat Vezertzis, a director in 2005 and Chair of the Compensation Committee, was also a Company franchisee. The terms of his franchise were the same terms and conditions as those of non-affiliated persons. In 2005, Mr. Vezertzis paid royalties to the Company of approximately $170,000 in connection with this franchisee relationship. Mr. Vezertzis is no longer a director.

The Board of Directors has a policy that all transactions with its officers, directors, employees and affiliates of the Company will be approved by a majority of disinterested directors of the Company or a special committee of the Board of Directors consisting of disinterested persons, and will be on terms no less favorable to the Company that such directors or committee believe would be available from unrelated third parties.

CODE OF ETHICS

The Company has adopted a Code of Ethics applicable to its directors, officers and employees. A copy of the Code of Ethics was filed as an exhibit to the Company’s Annual Report on Form 10-K for 2003. The Company recently made technical amendments to the Code of Ethics to clarify the reporting points of contact for suspected violations. The Company will provide a copy of the Amended and Restated Code of Ethics to any person without charge upon the Chief Financial Officer’s receipt of a written request for such a copy.

OTHER MATTERS

The Company knows of no other matters to be submitted at the 2006 Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

Robyn B. Mabe
Secretary

Attachment 1

PROPOSED CERTIFICATE OF AMENDMENT

of

RESTATED CERTIFICATE OF INCORPORATION

of

WESTERN SIZZLIN CORPORATION

Article IV of the Restated Certificate of Incorporation of Western Sizzlin Corporation (the “Corporation”) filed with the Secretary of State in the State of Delaware on            , is hereby amended and restated in its entirety to read as follows:

“ARTICLE IV

AUTHORIZED CAPITAL STOCK

The total number of shares of capital stock which the Corporation shall have the authority to issue is               (         )(1) shares of Common Stock, par value $0.01 per share (the “Common Stock”).

Shares of the capital stock of any class or series now or hereafter authorized may be issued by the Corporation for such consideration as shall be fixed from time to time by the Board of Directors of the Corporation; provided, however, that the consideration for the issuance of shares having par value not be less than such par value. Any and all shares of stock so issued for which the consideration so fixed has been paid or delivered to the Corporation shall be declared and taken to be fully paid stock and shall not be liable to any further call or assessments thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares. Subscriptions to, or the purchase price of, shares of the capital stock of any class of the Corporation may be paid for, wholly or partly, by cash, by labor done, by personal property or by real property or leases thereof. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such labor, property, real estate or leases thereof shall be conclusive.

No holder of any capital stock of the Corporation of any class or series now or hereafter authorized shall, as such holder, have any preemptive or other right to purchase or subscribe for any shares of the capital stock of any class or series which the Corporation may issue or sell, whether such shares be exchangeable for any other class or classes of the capital stock of the Corporation, whether such shares be herein or hereafter authorized or whether such shares be acquired by the Corporation after the issuance thereof, nor shall the holders of any capital stock of the Corporation of any class or series, as such holders, have any preemptive or other right to purchase or subscribe for any obligations which the Corporation may issue and sell that shall be convertible into shares of the capital stock of the Corporation of any class or classes. Nothing herein set forth shall derogate the power and authority of the Board of Directors to determine to offer to or authorize to be offered from time to time for subscription to the holders of any class or series of the capital stock or convertible obligations of the Corporation at such price or prices and upon such other terms and conditions as the Board of Directors may in its sole discretion determine and fix. Any such shares of capital stock or convertible obligations of the Corporation which the Board of Directors may determine to offer or authorize to be offered for subscription to the holders of any class or series of the capital stock of the Corporation need not, by reason of such authorization and/or offer, be offered also to the holders of any other class or series.

No transfer of stock of the Corporation shall be operative until entered upon the books of the Corporation.

Upon this Certificate of Amendment of the Restated Certificate of Incorporation of the Corporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Amendment Effective Time”), every [five (5) or ten (10) shares] of the Corporation’s Common Stock (the “Old Common Stock”), issued and outstanding immediately prior to the Amendment Effective Time, will be automatically reclassified as and converted into one share of common stock, par value $0.01 per share, of the Corporation (the “New Common Stock”).

Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock. In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of Old Common Stock shall be issued to [NAME OF THIRD PARTY], as agent, for

(1)   Note: The number of shares authorized will be proportionately adjusted based upon the reverse stock split ratio selected by the Board of Directors when effecting the reverse stock split.

the accounts of all holders of record of Old Common Stock otherwise entitled to have a fraction of a share issued to them. The sale of all of the fractional interests will be effected by that agent as soon as practicable after the Amendment Effective Time on the basis of prevailing market prices of the New Common Stock on the OTC Bulletin Board at the time of sale. After such sale and upon the surrender of the stockholders’ stock certificates, the transfer agent will pay to such holders of record their pro rata share of the net proceeds derived from the sale of the fractional interests.

Each stock certificate that, immediately prior to the Amendment Effective Time, represented shares of Old Common Stock shall, from and after the Amendment Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any fractional shares of New Common Stock as set forth above), provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, as well as any cash in lieu of fractional shares of New Common Stock to which such holder may be entitled pursuant to the immediately preceding paragraph.”

Attachment 2

Western Sizzlin Corporation

Amended and Restated

Charter of the Audit and Finance Committee of the

Board Of Directors

I.              AUDIT COMMITTEE PURPOSE

The Audit and Finance Committee (“Audit Committee”) is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities to oversee the financial affairs and investments of the Corporation and its subsidiaries. The Audit Committee’s primary duties and responsibilities are to:

•      Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

•      Monitor the independence and performance of the Company’s independent auditors.

•      Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.            AUDIT COMMITTEE COMPOSITION AND MEETINGS

While the Company is not listed on a securities exchange, the Audit Committee members shall meet the corporate governance requirements of the Nasdaq Capital Market, or the Company shall appropriately disclose, as required by SEC rules, when such compliance is lacking. The Audit Committee shall be comprised of independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise so as to meet the SEC’s requirements of an “audit committee financial expert” as set forth in Item 401 of Regulation S-K.

Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. Meetings may be called by the Chairman of the Board, Chairman of the Audit and Finance Committee, the Chief Executive Officer or any other two members of the Committee with notice duly given 48 hours prior to the called meeting date or subject to waiver of notice by all Committee members. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee or at least its Chair should communicate with management and the independent auditors quarterly to review the Company’s financial statements and significant findings based upon the auditors limited review procedures.

III.           AUDIT COMMITTEE RESPONSIBIL1TIES AND DUTIES

1.              Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2.              Review the Company’s annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

3.              In consultation with management, and the independent consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management’s responses.

2

4.              Review with financial management and the independent auditors the Company’s quarterly financial results prior to the release of the earnings and/or the Company’s quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

5.              The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence, and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

6.              Approve the fees and other significant compensation to be paid to the independent auditors.

7.              On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors’ independence.

8.              Review the independent auditors audit plan, discuss scope, staffing, locations, reliance upon management and general audit approach.

9.              Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors.

10.            Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

11.            Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

12.            On at least an annual basis, request a summary and review with the Company’s legal counsel as deemed necessary, any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, inquiries received from regulators or governmental agencies.

3

13.            Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company’s annual proxy statement.

14.            Perform any other activities consistent with this Charter, the Company’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

15.            Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

16.            Periodically perform self-assessment of audit committee performance.

17.            Review financial and accounting personnel succession planning within the company.

18.            Annually review policies and procedures as well as audit results associated with directors and officers expense accounts and perquisites. Annually review a summary of director and officers’ related party transactions and potential conflicts of interest.

Approved by the Board of Directors

on May 8, 2006

4

WESTERN SIZZIN CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 20, 2006

The undersigned hereby constitutes and appoints Sardar Biglari, Chairman and Robyn B. Mabe or either of them, with full power to act alone, or any substitute appointed by either of them as the undersigned’s agents, attorneys and proxies to vote the number of shares the undersigned would be entitled to vote if personally present at the Annual Meeting of the Stockholders of Western Sizzlin Corporation to be held at The Hotel Roanoke & Conference Center, 110 Shenandoah Avenue, Roanoke, Virginia 24016 on the 20th day of June, 2006 at 10:00 a.m. local time or any adjournments thereof, as indicated hereon.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE MATTERS LISTED BELOW.	Please mark your votes as indicated in this example / X /

1. Election of Directors for Annual term			Sardar Biglari, Philip L. Cooley, Titus W. Greene, Thomas M. Hontzas, and Jonathan Dash
FOR the five nominees (except as marked to the contrary to the right)		WITHHOLD AUTHORITY to vote for the five nominees listed to the right.	(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

☐		☐

2. Authorization of Discretionary Authority for Board of Directors to amend the Restated Certificate of Incorporation to effect a reverse stock split at one of two ratios.

For	Against	Abstain
☐	☐	☐

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Dated:	, 2006

Signature of Stockholder

Signature of Stockholder

Please sign exactly as your name appears at the left. When signing as attorney, executor, administrator, trustee, guardian or conservator, give full title. All joint trustees must sign.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY:
Attn: Robyn Mabe
Western Sizzlin Corporation
1338 Plantation Road
Roanoke, Virginia 24012